UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2021

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	811-8387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices)

678-341-5898

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Waterside Capital Corporation’s (the “Company”) conversion from a Virginia corporation to a Nevada corporation, effective November 24, 2021, the Company filed articles of incorporation with the State of Nevada (the “Nevada Filing”). Effective November 29, 2021, the Company filed articles of domestication with the State of Virginia (the “Virginia Filing”). As a result of these filings, the Company converted from a Virginia corporation to a Nevada corporation pursuant to the Plan of Conversion (as hereinafter defined).

The information set forth above is qualified in its entirety by reference to the actual terms of the Nevada Filing and the Virginia Filing, which are filed herewith as Exhibits 3.1 and 3.2 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 15, 2021, the Company held a special meeting of the Company’s stockholders to vote on a Plan of Conversion (the “Plan of Conversion”) of the Company, pursuant to which the Company would convert from a Virginia corporation to a Nevada corporation.

At the Special Meeting, stockholders approved the Plan of Conversion, in accordance with the voting results listed below.

For	Against	Abstain
4,247,666	—	—

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

3.1	Articles of Incorporation of the registrant, dated November 24, 2021.

3.2	Virginia Articles of Domestication of the registrant, dated November 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterside Capital Corporation

Date: December 1, 2021	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer